EXHIBIT 14.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We  consent  to the references to our firm in the Registration Statement on Form

N-14 of Federated  InterContinental Fund, a portfolio of Federated Equity Funds,

and to the use of our report dated February 26, 2007 on the financial statements

and  financial  highlights   of   Rochdale  Atlas  Portfolio.    Such  financial

statements  and  financial highlights  appear  in  the  2006  Annual  Report  to

Shareholders, which  is  incorporated  by  reference  into the Prospectus/ Proxy

Statement on Form N-14.






                                           /S/TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 20, 2007